Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST Amendment to Employment Agreement (this “Amendment”) is made and into entered as of this 26th day of December, 2023, (the “Amendment Effective Date”) by and between Pioneer Power Solutions, Inc., a Delaware corporation (the “Company”), and Wojciech (Walter) Michalec (the “Executive”) for purposes of amending that certain Employment Agreement, dated as of April 25, 2022, by and between the Company and the Executive (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Employment Period under the Agreement is scheduled to expire on December 31, 2024 and the Company and the Executive desire to extend the Employment Period to December 31, 2026, unless terminated earlier in accordance with Section 7 of the Agreement;

WHEREAS, in connection with such extension of the Employment Period, the Company and the Executive desire to adjust the Executive’s base salary as set forth in this Amendment, with such adjustment to be effective as of January 1, 2024; and

WHEREAS, Section 20 of the Agreement provides that the parties to the Agreement may amend the Agreement in a writing signed by the parties.

NOW THEREFORE, pursuant to Section 20 of the Agreement, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. The first sentence of Section 1 of the Agreement is hereby amended as of the Amendment Effective Date by deleting said sentence in its entirety and substituting in lieu thereof the following sentence:

“The Company shall employ the Executive, and the Executive shall work for the Company, for a term of five (5) years commencing on January 1, 2022 and ending on December 31, 2026, unless terminated earlier in accordance with Section 7 hereof (the “Employment Period”), upon the terms and conditions contained in this Agreement.”

2. Section 4.1 of the Agreement is hereby amended as of the Amendment Effective Date by deleting said section in its entirety and substituting in lieu thereof the following new Section 4.1:

“In consideration for the services to be performed by the Executive during the Employment Period hereunder, the Company shall pay to the Executive an annualized base salary (“Base Salary”) at the rate of (a) $200,000 per annum for the period of January 1, 2022 through December 31, 2022, (b) $220,000 per annum for the period of January 1, 2023 through December 31, 2023, (c) $300,000 per annum for the period of January 1, 2024 through December 31, 2024, (d) $325,000 per annum for the period of January 1, 2025 through December 31, 2025, and (e) $350,000 per annum for the period of January 1, 2026 through the end of the Employment Period, payable less all applicable withholdings and deductions in accordance with the Company’s customary payroll practices for its executive employees.”

3. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

4. In the event of a conflict between the Agreement and this Amendment, this Amendment shall govern.

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Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

THE COMPANY:

PIONEER POWER SOLUTIONS, INC.

By:	/s/ Nathan Mazurek
Name:	Nathan Mazurek
Title:	Chief Executive Officer

EXECUTIVE:

/s/ Wojciech (Walter) Michalec
Wojciech (Walter) Michalec